                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                             FIRST ALBANY COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    [FIRST ALBANY COMPANIES INC LETTERHEAD]



                                                                 May 2, 2000


Dear Shareholder:

The 2000 Annual Meeting of Shareholders of First Albany Companies Inc. will be held at the offices of the Company at 30 South Pearl Street, Albany, New York on Tuesday, May 23, 2000, at 10:00 A.M. (EDT).

The enclosed material includes the Notice of Annual Meeting and Proxy Statement which describes the business to be transacted at the meeting. We ask that you give it your careful attention.

As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Meeting. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. Over 95% of the outstanding shares were represented at last year's Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.

                                                       Sincerely yours,


                                                       /s/ GEORGE C. McNAMEE




                                                       George C. McNamee
                                                       Chairman of the Board

                    [FIRST ALBANY COMPANIES INC LETTERHEAD]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  MAY 23, 2000

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Albany Companies Inc. (the "Company") will be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, May 23, 2000 at 10:00 a.m. (EDT), for the following purposes:

            (1) To elect three directors whose terms will expire at the 2003 Annual Meeting of Shareholders;

            (2) To consider and act upon a proposal to approve the adoption of the First Albany Companies Inc. 2000 Employee Stock Purchase Plan;

            (3) To approve an amendment to the Company's Certificate of Incorporation increasing from 10,000,000 to 50,000,000 the number of authorized shares of Common Stock;

            (4) To ratify the selection of PricewaterhouseCoopers L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 2000; and

            (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

            Holders of Common Stock of record as of the close of business on April 20, 2000, are entitled to receive notice of and vote at the Annual Meeting of Shareholders. A list of such shareholders may be examined at the offices of the Company during regular business hours for ten full days prior to the Annual Meeting as well as at the Annual Meeting.

            It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

                              By Order of the Board of Directors




                                        /s/ STEPHEN P. WINK
                                        Stephen P. Wink
                                        Secretary



Albany, New York
May 2, 2000

                    [FIRST ALBANY COMPANIES INC LETTERHEAD]





                              30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207

                                  ------------


                                 PROXY STATEMENT



                                  ------------



                         ANNUAL MEETING OF SHAREHOLDERS



                    -----------------------------------------


                                  MAY 23, 2000

            This Proxy Statement is being furnished to the Shareholders of First Albany Companies Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, May 23, 2000 at 10:00 A.M. (EDT), and any postponements or adjournments thereof (the "Meeting"). The mailing address of the Company is 30 South Pearl Street, Albany, New York 12207 and its telephone number is
   (518) 447-8500.


            At the Meeting, the Shareholders of the Company will be asked (i) to elect three directors of the Company whose terms will expire at the 2003 Annual Meeting of Shareholders, (ii) to consider and act upon a proposal to adopt the First Albany Companies Inc. 2000 Employee Stock Purchase Plan,
   (iii) to approve an amendment to the Company's Certificate of Incorporation increasing from 10,000,000 to 50,000,000 the number of authorized shares of Common Stock, and (iv) to ratify the selection by the Board of PricewaterhouseCoopers L.L.P. to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.



            This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about May 2, 2000. The cost of solicitation of proxies will be borne by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, by telephone, telegraph, telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. Proxies in the form enclosed, properly executed by Shareholders and returned to the Company and not revoked, will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy or by attending and voting in person at the Meeting.

                                   THE COMPANY

            The Company, which was incorporated under the laws of the State of New York in November 1985, is a holding company which, through its principal wholly-owned subsidiary, First Albany Corporation ("First Albany"), is an investment banking, securities trading, and brokerage firm serving corporations, governments, and institutional and individual investors.

                         VOTING, RECORD DATE AND QUORUM


          Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted "FOR" the election of the three persons named under the caption "Election of Directors"; "FOR" the adoption of the First Albany Companies Inc. 2000 Employee Stock Purchase Plan; "FOR" the approval of an amendment to the Company's Certificate of Incorporation increasing from 10,000,000 to 50,000,000 the number of authorized shares of Common Stock; and "FOR" the ratification of the selection of PricewaterhouseCoopers L.L.P. as independent auditors for the fiscal year ending December 31, 2000. The persons named in the proxy also may vote in favor of a proposal to adjourn the Meeting to a subsequent date or dates without further notice in order to solicit and obtain sufficient votes to approve the matters being considered at the Meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the Meeting in order to solicit additional votes in favor of such proposal. As to any other matter or business which may be brought before the Meeting, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.



          The close of business on April 20, 2000 has been fixed as the record date for the determination of Shareholders entitled to vote the 7,755,921 shares of Common Stock that were outstanding as of that date at the Meeting. Each Shareholder will be entitled to cast one vote, in person or by proxy, for each share of Common Stock held. The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the adoption of the First Albany Companies Inc. 2000 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required to amend the Company's Certificate of Incorporation increasing from 10,000,000 to 50,000,000 the number of authorized shares of common stock. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for ratification of the selection of PricewaterhouseCoopers L.L.P. as independent auditors for the fiscal year ending December 31, 2000. Accordingly, abstentions and broker non-votes will have no effect on the items to be voted on at the Meeting. THE BOARD RECOMMENDS (i) THE ELECTION OF THE THREE PERSONS NAMED AS NOMINEES UNDER "ELECTION OF DIRECTORS", (ii) APPROVAL OF THE PROPOSAL TO ADOPT THE FIRST ALBANY COMPANIES INC. 2000 EMPLOYEE STOCK PURCHASE PLAN, (iii) APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING FROM 10,000,000 TO 50,000,000 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND (iv) RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

               STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of April 4, 2000, by (i) persons owning more than 5% of the Common Stock, (ii) each director of the Company and the executive officers included in the Summary Compensation Table and (iii) all officers and directors of the Company as a group.


                                                                           Shares Beneficially Owned(6)
                                                                         ------------------------------
Name                                                                      Number                 Percent
---------------------------------------------------------------------------------------------------------
George C. McNamee(1)(2)(4)                                              1,310,146                  15.30%
Alan P. Goldberg(2)(4)                                                    996,415                  11.64%
Hugh A. Johnson, Jr.(2)(4)                                                240,814                    2.8%
Peter Barton                                                                1,713                     <1%
J. Anthony Boeckh                                                          10,383                     <1%
Walter Fiederowicz(5)                                                      11,274                     <1%
Daniel V. McNamee III(1)                                                  114,861                   1.36%
Charles L. Schwager                                                        22,398                     <1%
Benaree P. Wiley                                                            3,277                     <1%
Timothy R. Welles(2)                                                       16,782                     <1%
Stephen P. Wink(2)                                                         14,929                     <1%
First Albany Employee Stock Bonus Plan(2)                               1,899,193                  22.18%
All officers and directors of the Company as a group(2)(3)(4)           4,687,656                  54.75%



---------------------------------------------------


(1) Does not include interest as residual beneficiary under the McNamee Family Trust, and with respect to Daniel V. McNamee III as trustee under the Trust. Mr.
G. McNamee disclaims beneficial ownership of any such interest.


(2) The Board of Directors of the Company serves as the Administrative Committee of the First Albany Companies Inc. Stock Bonus Plan (the "Stock Bonus Plan"). Daniel V. McNamee III serves as Trustee of the Trust created thereby. Pursuant to the terms of the Stock Bonus Plan, individual employees are permitted to direct the vote of shares allocated to their respective accounts. The number of shares beneficially owned by Messrs. G. McNamee, Goldberg, Johnson, Welles and Wink includes the shares allocated to the respective accounts of such person under the Stock Bonus Plan as of December 31, 1999, all of which shares are fully vested. Effective December 31, 1999, the Company terminated the Stock Bonus Plan. The shares held by the trust will be distributed to participants upon approval of the Internal Revenue Service. Such approval is expected in mid-2000.


(3) Includes all shares beneficially owned by such person, shares owned by the McNamee Family Trust, and all shares held under the Stock Bonus Plan.

(4) Includes 368,919, 355,061, 59,381 and 13,110 and 8,946 options to purchase shares, granted to Messrs. G. McNamee, Goldberg, Johnson, Welles and Wink, respectively, all of which options are vested and exercisable in accordance with the Stock Incentive Plan.

(5) Includes 6,853 shares owned by Geraldine Fiederowicz, of which Mr. Fiederowicz disclaims ownership.

(6) Except as noted, all shares are held individually or jointly with a spouse and the named person has or shares the right to vote and to dispose of the shares indicated.

                              ELECTION OF DIRECTORS

         The Bylaws of the Company currently provide that the Board shall consist of nine directors elected in three classes. The Board recommends the election of Messrs. Hugh A. Johnson, Jr., Charles L. Schwager and Daniel V. McNamee for a three-year term expiring at the Annual Meeting of Shareholders in 2003. Accordingly, if the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election as directors of such nominees.

         Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board, such nominees intend to serve the entire term for which election is sought. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of Shareholders at which the election of directors is in the regular order of business. All the nominees for directors are presently directors of the Company.

         The information set forth below, based upon the information obtained in part from the respective nominees and in part from the records of the Company, sets forth information regarding each nominee as of April 4, 2000.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The directors nominated for election are as follows:


HUGH A. JOHNSON, JR., age 59, joined First Albany in 1977. He is currently Senior Vice President and the Chief Investment Officer. He has also been Chairman of First Albany Asset Management Corporation, a subsidiary of the Company, since 1991. He has served on the Board of Directors of First Albany since 1985. Mr. Johnson is an economic advisor to the Chairman of the New York State Assembly Committee on Ways and Means and is a Director and Vice-Chairman of the New York State Business Development Corporation. Mr. Johnson also serves on other state and community boards. Mr. Johnson has served as a director of the Company since 1990.


CHARLES L. SCHWAGER, age 56, founded Loanet, Inc. in 1981, a provider of on-line, real time accounting services to support financial institutions engaged in the business of borrowing and lending securities. Mr. Schwager served as President of Loanet, Inc. from 1981 to 1994, when the company was sold. He continues to be employed by Loanet, Inc. in a consulting capacity. Mr. Schwager is a member of the Audit and Executive Compensation Committees and has been a director of the Company since 1995.

DANIEL V. McNAMEE III, age 55, has been Chairman of The Publishing and Media Group, formerly McNamee Consulting Company Inc., a management consulting firm specializing in the media communications industry, since 1981. Mr. McNamee is a member of the Audit Committee and has been a director of the Company since its incorporation in 1985. Mr. McNamee also serves on the Board of Directors of each of the E.N. Huyck Preserve, the Nature Conservatory (Eastern NY Chapter), the Yale Alumni Magazine, Quadrant Media, Inc. and TechRepublic, Inc.

The following directors' terms shall expire at the Annual Meeting of Shareholders in 2001:


ALAN P. GOLDBERG, age 54, joined First Albany in 1980. Mr. Goldberg has served as President of First Albany since 1989 and Co-Chief Executive Officer since 1993. Mr. Goldberg is a Director of Mechanical Technology Incorporated and SatCon Technology. He is active in industry and civic organizations and serves on the board of several nonprofit institutions. Mr. Goldberg has been a director of the Company since its incorporation in 1985.



J. ANTHONY BOECKH, Ph.D., age 61, has been Chairman and Chief Executive Officer of BCA Publications Ltd., Montreal, Canada, and has been Editor-in-Chief of The Bank Credit Analyst since 1971. Mr. Boeckh was a principal of Greydanus, Boeckh and Associates Inc., Montreal, Canada, a fixed income specialty manager through December, 1999 when the company was sold. He also serves on other industry and community boards. Mr. Boeckh has been a director of the Company since 1986, and serves as a member of the Executive Compensation Committee.


BENAREE P. WILEY, age 53, is President and Chief Executive Officer of The Partnership, a Boston-based organization formed by business and civic leaders to promote the development of professionals of color through access to corporate, municipal and state leaders. Ms. Wiley is a member of the Board of Directors of Dreyfus/Laurel Funds and formerly a director of The Boston Company. Ms. Wiley is Trustee of Boston College and Director of the Greater Boston Chamber of Commerce. From 1989 to 1991, Ms. Wiley served as Director of Graduate Admissions for Harvard Law School and from 1987 through 1991, she maintained a private consulting practice. Ms. Wiley serves as Chairperson of the Audit Committee and has been a director of the Company since 1993.

The following directors' terms shall expire at the Annual Meeting of Shareholders in 2002:


GEORGE C. McNAMEE, age 53, joined First Albany in 1969. Mr. McNamee is Chairman and Co-Chief Executive Officer of the Company. Mr. McNamee is also Chairman of Plug Power Inc. and Mechanical Technology Inc., a director of MapInfo Corporation and a director of The Meta Group, Inc. He also serves on the Board of Directors of each of the New York Stock Exchange, the New York State Science and Technology Foundation and the New York Conservation Education Fund.



PETER BARTON, age 48, is President of Barton and Associates, a private investment firm specializing in technology and software. From August 1994 through April 1997, Mr. Barton was President and Chief Executive Officer of Liberty Media Corporation and Executive Vice President of Tele-Communications, Inc. From its inception in 1991 to August 1994, Mr. Barton served as President and CEO of Liberty Media Corporation, then a separate public company. Mr. Barton has been a director of the Company since July 1997.


WALTER W. FIERDEROWICZ, age 53, has been a private investor and consultant since August 1997. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., a holding company owning shares of common stock of World Airways, Inc. (a provider of long-range passenger and cargo air transportation services to major airlines) and of InteliData Technologies Corporation (a provider of caller identification based telecommunications devices, smart telephones and on-line electronic information services). Mr. Fiederowicz served as chairman of Colonial Data Technologies Corp., (a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation) from August 1994 to March 1996. From January 1991 until July 1994, he held various positions, including Executive Vice President and Chairman and served as director of Conning & Company (the parent company of an investment firm). Mr. Fiederowicz also serves as a director of Photronics, Inc. (a photomask manufacturer) and Compensation Value Alliance, Inc. (a provider of workers' compensation-related services). Since 1998, Mr. Fiederowicz served as Chairman of CDT Corporation and Meacock Capital, PLC. Mr. Fiederowicz has been a director of the Company since 1996.


George C. McNamee and Daniel V. McNamee, III are brothers.

The executive officers who are not nominated for election as directors are as follows:


STEVEN R. JENKINS, age 35, joined First Albany in February 1999 as Chief Financial Officer and Senior Vice President. In January 2000, he was named Chief Financial Officer of the Company. Prior to joining First Albany, Mr. Jenkins held the position of Chief Financial Officer and Senior Vice President of Precision Imaging Solutions Inc. from July 1998 to January 1999. From July 1994 to June 1998, Mr. Jenkins served in several financial positions with Dain Rauscher, most recently as Managing Director and Director of Finance of Dain Rauscher Wessels, a division of Dain Rauscher Inc. Mr. Jenkins has been a certified public accountant licensed in the State of Texas since 1991.



STEPHEN P. WINK, age 41, joined First Albany in 1996. He has been Secretary and General Counsel of the Company since August 1997. Mr. Wink has been Senior Vice President, General Counsel and Secretary of First Albany since 1996, and was Assistant Secretary of the Company from 1996 through July 1997. Before joining First Albany, Mr. Wink was an attorney for the law firm of Cleary, Gottlieb, Steen & Hamilton. Mr. Wink participates on a number of industry-related committees, including the New York Stock Exchange's Compliance Advisory Committee and the Bond Market Association's Litigation Advisory Committee, as well as several community boards.

                          BOARD AND COMMITTEE MEETINGS


         The Board of Directors held six meetings during the Company's fiscal year ended December 31, 1999. Each current Director attended 75% or more of the aggregate number of meetings of the Board of Directors and each committee to which he/she was appointed that were held during the period in which he/she was a director, with the exception of Ms. Wiley.


         The Audit Committee, responsible for reviewing the Company's financial statements, met two times during the fiscal year. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their report, and their recommendations, and recommends the selection of the Company's independent auditors. During fiscal year 1999, the Audit Committee was comprised of Messrs. Schwager and D. McNamee, and Ms. Wiley.

         The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company, compensation under the Management Bonus Compensation Plan, and the granting of stock options under the Company's 1999 Long-Term Incentive Plan. The Executive Compensation Committee met once during the fiscal year. During fiscal year 1999, the Executive Compensation Committee was comprised of Messrs. Boeckh and Schwager.

         The Board of Directors does not have a nominating committee.

         During 1999, the Company paid directors who are not executive officers of the Company an annual retainer of $6,000 and $2,500 per meeting attended ($1,000 for attendance by conference call), plus reimbursement of reasonable expenses. In addition, the Chair of any committee and non-employee members of such committees were paid $1,250 and $1,000, respectively, per meeting attended.

         THE BOARD RECOMMENDS A VOTE FOR EACH OF THE THREE DIRECTOR NOMINEES.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, First Albany extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each of the Co-Chief Executive Officers of the Company during fiscal year 1999, and the other executive officers at the end of fiscal year 1999 constituting the most highly compensated executive officers of the Company (the "Named Executive Officers").






                              ANNUAL COMPENSATION
                              -------------------
------------------------------------- ------------ ---------------------------------
NAME & PRINCIPAL
POSITION                            YEAR(1)      SALARY               BONUS
----------------------------------- ------------ -------------------- --------------
GEORGE C. MCNAMEE                   1999          $300,000            $350,000
CHAIRMAN & CO-CHIEF                 1998           300,000             350,000
EXECUTIVE OFFICER                   1997           250,000             200,000
----------------------------------- ------------ -------------------- --------------
ALAN P. GOLDBERG                    1999           300,000             350,000
PRESIDENT & CO-CHIEF                1998           300,000             350,000
EXECUTIVE OFFICER                   1997           250,000             200,000
----------------------------------- ------------ -------------------- --------------

HUGH A. JOHNSON, JR.                1999           200,000             300,000
SENIOR VICE PRESIDENT               1998           200,000             300,000
                                    1997           200,000             200,000
----------------------------------- ------------ -------------------- --------------
TIMOTHY R. WELLES(2)                1999           200,000             250,000
VICE PRESIDENT AND CHIEF            1998           175,000             250,000
FINANCIAL OFFICER                   1997            75,609              54,006
----------------------------------- ------------ -------------------- --------------
STEPHEN P. WINK                     1999           175,000             135,000
SECRETARY AND                       1998           175,000             135,000
GENERAL COUNSEL                     1997           150,000             100,000
----------------------------------- ------------ -------------------- --------------
                                               LONG TERM                     ALL OTHER
                                              -------------                 -----------
                                               COMPENSATION                 COMPENSATION(1)
                                              -------------                 -------------
                                                  AWARD
                                             ------------------
-----------------------------------------------------------------------------------------
NAME & PRINCIPAL                           SHARES
POSITION                                   UNDERLYING OPTIONS
----------------------------------------------------------------------------------------
GEORGE C. MCNAMEE                               50,000                     $6,400
CHAIRMAN & CO-CHIEF                             50,000                      6,400
EXECUTIVE OFFICER                               50,000                      6,400
----------------------------------------------------------------------------------------
ALAN P. GOLDBERG                                50,000                      6,400
PRESIDENT & CO-CHIEF                            50,000                      6,400
EXECUTIVE OFFICER                               50,000                      6,400
----------------------------------------------------------------------------------------

HUGH A. JOHNSON, JR.                            30,000                      6,400
SENIOR VICE PRESIDENT                           30,000                      6,400
                                                20,000                      6,400
----------------------------------------------------------------------------------------
TIMOTHY R. WELLES(2)                            20,000                      6,400
VICE PRESIDENT AND CHIEF                        20,000                      5,375
FINANCIAL OFFICER                               25,000                          0
----------------------------------------------------------------------------------------
STEPHEN P. WINK                                 15,000                      6,400
SECRETARY AND                                   15,000                      2,917
GENERAL COUNSEL                                 20,000                        875
----------------------------------------------------------------------------------------





(1) Represents contributions by the Company to the Employee Stock Bonus Plan, a tax qualified employee benefit plan in which all employees of the Company were eligible to participate.

(2) Mr. Welles joined the Company on July 28, 1997. Accordingly, the table includes only the compensation Mr. Welles received from that day forward.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants during 1999 to the Named Executive Officers.



                                                        INDIVIDUAL GRANTS
                               --------------------------------------------------------------------




                               NUMBER OF       % OF TOTAL                                          POTENTIAL REALIZABLE VALUE
                               SECURITIES       OPTIONS                                                AT ASSUMED RATES OF
                               UNDERLYING      GRANTED TO                                          STOCK PRICE APPRECIATION
                                OPTIONS        EMPLOYEES        EXERCISE OR                          FOR OPTION TERM (3)
                                GRANTED        IN FISCAL         BASE PRICE      EXPIRATION        ----------------------------
              DATE              (#) (1)           YEAR         ($/SH)(1) (2)        DATE              5%              10%
-------------------------------------------------------------------------------------------------------------------------------
George C. McNamee                55,125          18.64             11.932         03/29/09        $413,656.38    $1,048,286.49
---------------------------
Alan P. Goldberg                 55,125          18.64             11.932         03/29/09        $413,656.38    $1,048,286.49
---------------------------
Hugh A. Johnson, Jr.             33,075          11.19             11.932         03/29/09        $248,193.83      $628,971.90
---------------------------
Timothy R. Welles                22,051           7.46             11.932         03/29/09        $165,470.06      $419,333.61
---------------------------
Stephen P. Wink                  16,537           5.59             11.932         03/29/09        $124,093.16      $314,476.44
---------------------------



------------------------------
1. During the 1999 fiscal year, the Company issued two 5% stock dividends. As a result, the number of securities underlying each option granted and the exercise price have been adjusted to reflect such dividends where appropriate.



2. All at fair market value at date of grant.



3. Represents gain that would be realized assuming the options were held for the entire option term and the stock price increased at annual compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the Company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.



   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
            The following table provides information concerning the exercise of stock options during 1999 by each of the Named Executive Officers and the year-end value of their unexercised options


                                                                           NUMBER OF                VALUE OF
                                                                          UNEXERCISED              UNEXERCISED
                                                                          OPTIONS AT              IN-THE-MONEY
                                SHARES                                      FISCAL                 OPTIONS AT
                               ACQUIRED                                   YEAR-END(#)          FISCAL YEAR-END($)
                                                                         ------------          ------------------
                                  ON                VALUE                EXERCISABLE/             EXERCISABLE/
                NAME         EXERCISE(#)      REALIZED ($) (1)           UNEXERCISABLE            UNEXERCISABLE
----------------------- ------------------------------------------------------------------------------------------------
George C. McNamee               13,000           $145,691.00             371,818/33,500       $2,939,243.61/$228,721.25
Alan P. Goldberg                 ---                 ---                 338,311/33,500       $2,572,691.53/$228,721.25
Hugh A. Johnson, Jr              ---                 ---                 103,085/33,075       $890,051.00/$82,869.41
Timothy R. Welles                ---                 ---                   7,597/44,842        $20,652.44/$117,206.10
Stephen P. Wink                  ---                 ---                   6,573/37,549        $34,864.75/$141,251.77



------------------------------
1. Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


            Based on the Company's review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to Section 16 of the Securities Exchange Act of 1934, all such reports were filed on a timely basis during fiscal year 1999, except for two Forms 4 required to be filed by Daniel V. McNamee, that were subsequently filed.


                     EXECUTIVE COMPENSATION COMMITTEE REPORT

                                    OVERVIEW

            The Executive Compensation Committee establishes the compensation policies applicable to the executive officers of the Company.

                              COMPENSATION POLICIES

            Compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performances, thereby aligning their interests with the interests of the Company's shareholders.

            Salaries of executive officers are intended to be relatively moderate, and are set at levels which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short and long-term corporate performance through annual cash bonuses and stock option grants.

            As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, generally, over the last five years, most of the annual cash compensation of Messrs. G. McNamee and Goldberg, the Company's Co-Chief Executive Officers (the "Co-CEOs"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance.


                                   BASE SALARY


            A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of the Co-CEOs' recommendations.

            Salaries and salary adjustments are based on the responsibilities, performance, and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighing of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

                            THE STOCK INCENTIVE PLAN

            From time to time, awards under the Stock Incentive Plan have supplemented the bonuses paid to Named Executive Officers. The number of options granted to the executive officers, in general, reflect the decision of the Executive Compensation Committee to allocate a portion of compensation in stock options, the value of which is directly linked to the future financial success of the Company.

                   COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS


            The total compensation paid to each of the Company's Co-CEOs for the fiscal year ended December 31, 1999, was $650,000. For fiscal year 1999, each of the Co-CEOs received a base salary of $300,000, additional bonus compensation of $350,000, and stock options for 50,000 shares of Common Stock of the Company. In determining the bonus and other compensation of the Company's Co-CEOs for the fiscal year 1999, the Committee compared the Company's performance to that of industry peers, as well as to the market's performance as a whole. Among other things, the Committee considered the performance of the Company's Common Stock, its return on investments made in other businesses, its pre-tax return on equity, its earnings per share and comparable market data.


            The specific bonus an executive receives is dependent on his level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Executive Compensation Committee without regard to any specific formula. Assessments of individual performance are also made annually by the Executive Compensation Committee after receiving the recommendations of the Co-CEOs. Such assessments are based on a number of subjective factors, including individual and corporate performance, initiative, business judgment, and management skills. Messrs. G. McNamee and Goldberg's fiscal year 1999 award reflects each of their significant personal contributions to the business and leadership in building the Company's revenues, earnings, and capital position, and the financial results for fiscal year 1999.

                        EXECUTIVE COMPENSATION COMMITTEE


                        J. Anthony Boeckh
                        Charles L. Schwager

                                PERFORMANCE GRAPH


         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the Financial Services Analytics, Inc. Composite Index, an index of publicly traded brokerage firms for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1995, and that all dividends, if any, were reinvested.



                          FIRST ALABANY COMPANIES INC.
                                  [LINE GRAPH]




                             1995         1995           1996           1997           1998           1999
                             ----         ----           ----           ----           ----           ----
FIRST ALBANY                 100         123.37         135.37         222.61         184.33         270.33
S&P 500 INDEX                100         137.52         169.09         225.48         289.92         350.94
FSA COMPOSITE INDEX          100         142.28         208.19         382.39         425.20         626.73



1 In 1995, the Company changed its fiscal year from ending September 30 to a calendar year. Accordingly, the above graph reflects the performance of the Company's common stock from September 30, 1995, the last trading day before the beginning of the Company's fifth preceding fiscal year, through and including the end of the Company's last completed fiscal year.

              PROPOSED ADOPTION OF THE FIRST ALBANY COMPANIES INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN


            On March 31, 2000, the Board adopted the First Albany Companies Inc. 2000 Employee Stock Purchase Plan (the "Plan"). The Plan will be effective on June 1, 2000, subject to approval of the Company's shareholders.



            The Company recently terminated the First Albany Companies Inc. Stock Bonus Plan originally adopted in 1987. The new Plan is meant to continue to provide, in an updated form, all employees of the Company with the opportunity to participate in equity ownership of the Company. The Company's shareholders are now requested to approve the adoption of the Plan.



            A general description of the Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Plan, which is set forth in full as Appendix A to this Proxy Statement.



            The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). A maximum of 500,000 shares of the Company's common stock, par value $0.01 per share (subject to certain anti-dilution provisions) are available for issuance under the Plan (the "Common Stock").



ADMINISTRATION



            The Plan will be administered by an administrator appointed by the Board (the "Administrator"). The Administrator has authority to make rules and regulations for the administration of the Plan. No member of the Board or an individual exercising administrative authority under the Plan will be liable for any action or determination made in good faith with respect to the Plan.



ELIGIBILITY



            Generally, participation in the Plan is limited to employees of the Company and its designated subsidiaries who have completed at least six months of employment with the Company or its designated subsidiaries and whose customary employment is more than twenty hours per week.



OPERATION OF THE PLAN



            The Plan operates in successive six-month periods (each period being an "Offering"), generally commencing on the first business day occurring on or after each December 1 and June 1, and ending on the last business day occurring on or before the following November 30 or May 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering may exceed one year in duration or overlap any other Offering. The initial Offering under the Plan, subject to shareholder approval will begin on June 1, 2000.



            On the first day of each Offering (the "Offering Date"), each eligible employee who has timely filed a valid enrollment form for that Offering (a "Participant") will be granted an option (an "Option") to purchase shares of Common Stock. A Participant must designate on his or her enrollment form the percentage of his or her compensation, subject to a minimum of one percent and a maximum of ten percent, to be withheld from his or her pay during that Offering and credited to a bookkeeping account (an "Account") maintained under the Plan in his or her name. No interest will accrue or be paid on any Participant's Account. Except as determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during an Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least 15 business days before the next Offering Date. Unless a Participant files a new enrollment form or withdraws from the Plan, his or her most recently filed enrollment form will continue in effect for all subsequent Offerings. A Participant can withdraw from the Plan at any time by delivering a written notice of withdrawal to his or her payroll location. Following a Participant's withdrawal, the Company will refund his or her entire Account balance (after payment for any Common Stock purchased before the effective date of his or her withdrawal). An employee may not begin participation in the Plan during the remainder of the Offering in which he or she withdrew, but may enroll in a subsequent offering.



            Each Option will be for a six-month term and will automatically be exercised on the last day of the Offering (the "Exercise Date"). Subject to certain limitations, the number of shares of Common Stock acquired by the Participant upon the exercise of his or her Option will be determined by dividing the Participant's Account balance as of the Exercise Date by the Purchase Price. The "Purchase Price" for each Option will be 85% of the Fair Market Value (as defined in the Plan) of the Common Stock on the Offering Date or the Exercise Date, whichever is less. The Participant's Account will be reduced on the Exercise Date by the amount used to pay the Purchase Price. Any amount remaining in a Participant's account at the end of an Offering solely be reason of the inability to purchase a fractional share of Common Stock will be carried forward to the next Offering. Any other balance in a Participant's Account at the end of an Offering will be refunded to the Participant.



            If a Participant terminates employment for any reason before the Exercise Date for any Offering, no payroll deductions will be taken from any pay due and owing to the Participant and the balance in his or her Account will be paid to him, or in the case of his or her death, to his or her designated beneficiary, as if he or she had withdrawn from the Plan.



AMENDMENT AND TERMINATION OF THE PLAN



            The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as "employee stock purchase plan" under Section 423(b) of the Code. The Plan may be terminated by the Board at any time.



CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN



            The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual's own tax status, each Participant in the Plan should consult a tax advisor.



            The Company has designed the Plan to qualify for the favorable federal income tax treatment provided under Section 423 of the Code.



            A Participant's withheld compensation will be post-tax. In other words, the Participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if he or she had instead received his or her full salary or wages. Other than this, no income will be taxable to a Participant until disposition of the shares acquired, and the method of taxation will depend upon how long the shares were held before disposition.



            If the purchased shares of Common Stock are disposed of more than two years after the beginning of the applicable Offering and more than one year after the applicable Exercise Date, or if the Participant dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or
(b) the discount element (up to 15% of fair market value) of the stock as the beginning of the applicable Offering will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.



            If a Participant sells or disposes of the stock before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), then the excess of the fair market value of the stock on the Exercise Date over the Purchase Price will be treated as ordinary income at the time of such disposition. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the Exercise Date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the Purchase Price and the fair market value of the stock on the Exercise Date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.



            There are no federal income tax consequences to the Company by reason of the grant or exercise of Options under the Plan. The Company will, in general, be entitled to a deduction to the extent amounts are taxed as ordinary income to a Participant by reason of a Disqualifying Disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by a Participant upon later disposition, or realized upon death. The Company's deduction may be limited under Code Section 162(m).



APPROVAL OF THE PLAN



            To become effective, the Plan must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat.


              THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE FIRST ALBANY COMPANIES INC. 2000 EMPLOYEE STOCK PURCHASE PLAN.

                        PROPOSED AMENDMENT TO COMPANY'S
                          CERTIFICATE OF INCORPORATION


            The Board of Directors has approved, and has recommended that the shareholders of the Company approve, an amendment to the Company's Certificate of Incorporation providing for an increase from 10,000,000 to 50,000,000 in the number of authorized shares of Common Stock. As of April 20, 2000, the Company had a total of 7,755,921 shares of Common Stock outstanding, 152,879 shares in Treasury and 1,830,439 shares of Common Stock reserved for issuance upon exercise of options under the 1989 Stock Incentive Plan and the 1999 Long-Term Incentive Plan. The proposed Certificate of Amendment of the Company's Certificate of Incorporation is contained in Appendix B to this Proxy Statement.

            Although the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any purposes, the Board of Directors believes the increase in the authorized number of shares of Common Stock is in the best interests of the Company. If the amendment is approved, the additional 40,000,000 authorized shares of Common Stock would be available for issuance in the future for any proper corporate purpose, including, without limitation, financings, stock splits, stock dividends and employee stock incentive plans, as the Board of Directors may deem advisable. No additional action or authorization by the Company's shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. Shareholders will not have preemptive rights to subscribe for shares of Common Stock, unless the Company grants such rights at the time of issue.



            The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with corporate purposes, could have a dilutive effect on the earnings per share, voting power and shareholdings of the Company's current shareholders. Additionally, the issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. For example, the additional shares of Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of the Company or could be privately placed with purchasers who would support the Board of Director in opposing a hostile takeover attempt. The Company is not aware of any attempts on the part of a third party to effect a change of control of the Company and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.


            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.


                 SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS


            The Board has recommended that the accounting firm of PricewaterhouseCoopers L.L.P. be selected as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to shareholder ratification.

            PricewaterhouseCoopers L.L.P. conducted the audit for the fiscal year ended December 31, 1999. Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

            In the event the shareholders fail to ratify the selection of PricewaterhouseCoopers L.L.P., the selection of independent auditors will be submitted to the Board for reconsideration and selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.


            THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2000.

                                  OTHER MATTERS

            At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.


            Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Shareholders to be held in 2001, must do so no earlier than February 22, 2001 and no later than March 14, 2001.



            You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting
                                             By Order of the Board of Directors




                                             /s/ STEPHEN P. WINK




                                             Stephen P. Wink
                                             Secretary



May 2, 2000

                                   APPENDIX A

                           FIRST ALBANY COMPANIES INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

            The purpose of the First Albany Companies Inc. 2000 Employee Stock Purchase Plan ("the Plan") is to provide eligible employees of First Albany Companies Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). 500,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

1. Administration. The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board"), or a committee thereof, for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Administrator, the initial Offering will begin on June 1, 2000 and will end on November 30, 2000 (the "Initial Offering"). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each December 1 and June 1 and will end on the last business day occurring on or before the following November 30 and May 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration or overlap any other Offering.

3. Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least six (6) months of employment.

4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section
      10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of

      Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.


6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.


7. Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.


8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock, which number shall not exceed the number of whole shares which is less than or equal to $12,500 for six-month offering periods divided by the closing price per share of Common Stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering. The purchase price for each share purchased under each Option (the "Option Price") will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. Notwithstanding the foregoing, no employee may be granted an Option hereunder if such employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.



9. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.


10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.



11. Definitions. The term "Compensation" means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions, and incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.



      The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.


      The term "Fair Market Value of the Common Stock" on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

      The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

      The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.


12. Rights on Termination of Employment. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him, or in the case of his death, to his designated beneficiary, as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment for this purpose if, the corporation that employs him, having been a Designated Subsidiary, ceases to be a Designated Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.



13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.


14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.



15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.



16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.



17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.



18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under
      Section 423(b) of the Code.



19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.



20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.



21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.



22. Governing Law. The Plan shall be governed by New York law except to the extent that such law is preempted by federal law.

23. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.



24. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.



25. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.



26. Effective Date and Approval of Shareholders. The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

                                   APPENDIX B


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FIRST ALBANY COMPANIES INC.



              Under Section 807 of the Business Corporation Law of
                              The State of New York



            First Albany Companies Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the Business Corporation Law of the State of New York, does hereby certify as follows:



            The Board of Directors of the Corporation approved, subject to the approval by the shareholders, an amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the amendment is as follows:



                        RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that Article Fourth of the Certificate of Incorporation of the Corporation hereby is deleted and is replaced in its entirety by inserting in lieu thereof the following:


                        FOURTH, the aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, par value $.01 per share and 500,000 shares of preferred stock par value $1.00 per share.


            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman this _____ day of May, 2000.



                                                FIRST ALBANY COMPANIES INC.




                                    By:
                                                --------------------------------
                                                George C. McNamee
                                                Chairman

                          FIRST ALBANY COMPANIES INC.



Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 23, 2000.

Thank you in advance for you prompt consideration of these matters.

Sincerely,

First Albany Companies Inc.

          [down   Please Detach and Mail in the Envelope Provided  [down
           arrow]                                                  arrow]

A [X] Please mark your
      votes as in this
      example.

                  Please be sure to sign and date this Proxy.

                      FOR      WITHHOLD
1. The Election of    [ ]         [ ]                   Nominees:
   three Directors                                      Hugh A. Johnson
   whose terms will                                     Daniel V. McNamee, III
   will expire at the 2003 Annual Meeting               Charles L. Schwager
   of Shareholders.
[ ] For All Except:

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box, and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).


                                                        FOR  AGAINST  ABSTAIN
2. The approval of the adoption of the First Albany     [ ]    [ ]      [ ]
   Companies Inc. 2000 Employee Stock Purchase Plan.

3. The approval of an amendment to the Company's
   Certificate of Incorporation increasing from
   10,000,000 to 50,000,000 the number of authorized    [ ]    [ ]      [ ]
   shares of common stock.

4. The ratification of the selection of                 [ ]    [ ]      [ ]
   PricewaterhouseCoopers L.L.P. as Certified Public
   Accountants to audit the financial statements of the Company for the fiscal year ending, December
   31, 2000.

5. In their discretion, the proxies are authorized to   [ ]    [ ]      [ ]
   vote upon any other business that may properly come before the meeting.

     Check here if you plan to attend the Annual Meeting.
-----
     Check here if an address change or comment has been noted on the reverse side of this card.
-----


Shareholder sign here                              Date
                     -----------------------------       -----------------------
Co-owner sign here                                 Date
                   -------------------------------      ------------------------